                                                                    EXHIBIT 10.1


                                 EQUIPMENT LOAN
                                 PROMISSORY NOTE


BORROWER: TUNICA-BILOXI TRIBE OF LOUISIANA    LENDER:  HIBERNIA NATIONAL BANK
          711 GRAND BLVD.                         TIN: 72-0210640
          MARKSVILLE, LA 71352                    LOAN ADMINISTRATION DEPARTMENT
                                                  333 TRAVIS STREET
                                                  SHREVEPORT, LA  71101






--------------------------------------------------------------------------------
PRINCIPAL AMOUNT:  $6,000,000.00                           DATE OF NOTE: MAY 28,
1999




PROMISE TO PAY. Tunica-Biloxi Tribe of Louisiana (the "Borrower") promises to pay to the order of Hibernia National Bank ("Bank"), in lawful money of the United States of America the sum of Six Million and No/100 Dollars (U.S. $6,000,000.00), or such other or lesser amounts as may be reflected from time to time on the books and records of the Bank as evidencing the aggregate unpaid principal balance of loan advances made to the Borrower on a multiple advance basis as provided in the Loan Agreement (as defined below), together with simple interest assessed thereon at the interest rates specified in the Loan Agreement, commencing on the date funds are first advanced under the terms hereof and continuing until this Note is paid in full, or until default under this Note with interest thereafter being subject to the default interest rate provisions set forth herein. This Note is executed and delivered pursuant to the terms of that certain Equipment Loan Agreement dated of even date herewith between Borrower and the Bank (the "Loan Agreement"). Unless the context otherwise requires, capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

MULTIPLE ADVANCE LOAN. This Note contemplates multiple loan advances. All such advances shall be requested by Borrower and made by the Bank pursuant to the terms of the Loan Agreement.

PAYMENT.          Borrower will pay this Note as follows:

         (1) Commencing thirty (30) days from the date hereof and ending upon the Funding Termination Date (which date shall be no later than August 28, 1999), the Borrower shall pay accrued interest only assessed on the outstanding principal balance which shall be payable monthly in arrears; and

         (2) Commencing thirty (30) days following the Funding Termination Date, the Tribe shall repay the unpaid principal balance of this Note in twenty-six (26) consecutive monthly payments of principal and interest with the first twenty-five (25) payments each in the principal amount of Two Hundred Thirty Thousand Seven Hundred Sixty Nine and No/100 Dollars ($230,769.00), plus accrued interest, and one final payment equal to all unpaid principal due under this Note and accrued interest.

All payments of principal and interest are due on the same day of each month as set forth above until this Note is paid in full. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Bank at Bank's address shown above or at such other place as Bank may designate in writing. Unless otherwise agreed or required by applicable law, payments shall be applied: first, to reimburse Bank for its costs of collecting the same (including but not limited to, reimbursement of Bank's reasonable attorneys' fees); second, to the repayment of interest to all additional advances that Bank may have made on Borrower's behalf pursuant to this Agreement; third, to the payment of principal of all such additional advances; and finally, to the payment of principal and interest on the Note then outstanding, which may be applied in such order and priority as Bank may determine within its sole discretion.

INTEREST RATE.

Commencing on the date hereof and ending upon the Funding Termination Date, the outstanding principal balance of the Loan shall bear interest at the LIBOR Rate. Commencing on the Funding Termination Date and continuing until this Note is paid in full, the outstanding principal balance of the Loan shall bear interest at the Applicable Interest Rate specified by the Borrower in the Interest Rate Selection Notice.

SECURITY. This Note is secured by the Collateral referred to in the Loan Agreement and the other Loan Documents.

PREPAYMENT.  Borrower may prepay this Note without premium or penalty.

LATE CHARGE. If Borrower fails to pay any payment under this Note in full within 10 days of when due, Borrower agrees to pay Bank a late payment fee in an amount equal to 10% of the delinquent interest due. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. Borrower's default in the payment of principal and/or interest under this Note when due shall constitute a default event under this Note. Further, an Event of Default under the terms of the Loan Agreement shall constitute a default event under this Note.

BANK'S RIGHTS UPON DEFAULT. Should any one or more Events of Default occur or exist under the Loan Agreement as provided above, Bank shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided herein. Bank shall have the further right, again at its sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Bank, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or otherwise, all without further notice or demand, unless Bank shall otherwise elect.

INTEREST AFTER DEFAULT. If Bank declares this Note to be in default, Bank has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full at a fixed default interest rate shall be equal to three (3%) per cent per annum in excess of the interest rate under this Note at the time of default (the "Post-Default Rate").

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Bank's reasonable attorneys' fees.

NSF CHECK CHARGES. In the event that Borrower makes any payment under this Note by check and Borrower's check is returned to Bank unpaid due to nonsufficient funds in Borrower's deposit account, Borrower agrees to pay Bank an additional NSF check charge equal to $20.00.

FINANCIAL STATEMENTS. Borrower agrees to provide Bank with such financial statements and other related information as required in the Loan Agreement.

GOVERNING LAW. Borrower agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Louisiana. Specifically, this business or commercial Note is subject to La. R.S. 9:3509 et seq.

WAIVERS. Borrower hereby waives demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agrees that its obligations and liabilities to Bank hereunder shall be on a "solidary" or "joint and several" basis. Borrower further agrees that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Bank, or of releasing any other collateral that is not expressly released by Bank. Borrower additionally agrees that Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall not have the effect of waiving any of Bank's rights and remedies. Any partial exercise of any rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Borrower further agrees that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of

Bank as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower further agrees that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Bank for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower's failure to make timely payment of amounts due under this Note will result in damages to Bank, including but not limited to Bank's loss of the use of amounts due, and Borrower agrees that any late charges imposed by Bank hereunder will represent reasonable compensation to Bank for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute a default event hereunder until such a payment is made by the Borrower and accepted by the Bank.

SUCCESSORS AND ASSIGNS BOUND. Borrower's obligations and agreements under this Agreement shall be binding upon Borrower's successors and assigns.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

LIMITED WAIVER OF SOVEREIGN IMMUNITY; ARBITRATION; SUBMISSION TO JURISDICTION; JURY TRIAL WAIVERS. This Note constitutes a Loan Document as defined in the Loan Agreement. As such and without limiting the scope of the Loan Agreement, the provisions of Section 15.10 of the Loan Agreement apply to this Note and are incorporated herein by reference.

COMPLIANCE WITH 25 U.S.C.SS.81. In compliance with 25 U.S.C.ss.81 the residence and occupation of the parties is stated as follows:

                  Party in interest:        TUNICA-BILOXI TRIBE OF LOUISIANA
                  Residence:                711 Grand Boulevard
                                            Marksville, LA 71352
                  Occupation:               A federally recognized Indian Tribe

                  Party in interest:        HIBERNIA NATIONAL BANK
                  Residence:                333 Travis Street
                                            Shreveport, LA 71101
                  Occupation:               Commercial bank

                  Scope of Authority:

                  The Borrower is authorized to execute this Note by a resolution adopted by the Tribal Council of the Borrower at a meeting at Marksville, Louisiana, on April 19, 1999. The Tribal

Council exercises its authority in this instance because it believes the financing facility with the Bank represented, in part, by this Note, and the use of the funds advanced in connection therewith to purchase equipment related to the Borrower's Class III gaming facility in Marksville, Louisiana, to be in accordance with the long-range economic objectives of the Borrower.

          This document was executed on behalf of the Borrower on or about 12:10 p.m. on May 28, 1999, at Marksville, Louisiana.

        This instrument shall terminate upon payment in full of the indebtedness evidenced hereby, provided that in any event this instrument shall expire not later than 50 years from the date hereof.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BANK AND BORROWER HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER BANK OR BORROWER AGAINST THE OTHER.

BORROWER:

TUNICA-BILOXI TRIBE OF LOUISIANA

By:  s/ Earl J. Barbry, Sr.
   ------------------------------------------------
      Earl J. Barbry, Sr.,  Chairman




                                  BIA APPROVAL


THE FOREGOING DOCUMENT IS
APPROVED PURSUANT TO 25 U.S.C. 81:

UNITED STATES DEPARTMENT OF THE INTERIOR,
BUREAU OF INDIAN AFFAIRS:

BY
  ----------------------------------------------------
AREA DIRECTOR OF THE EASTERN AREA OFFICE
OF THE BUREAU OF INDIAN AFFAIRS OF THE SECRETARY
OF THE INTERIOR AND THE COMMISSIONER OF INDIAN AFFAIRS,
ACTING UNDER DELEGATED AUTHORITY.